Exhibit 99.2

Mothers Work, Inc.

Fourth Quarter and Full Fiscal Year (FY 2007)

Earnings Release Conference Call

November 20, 2007

9:00 a.m. Eastern Time

Certain Financial Information Discussed During the Fourth Quarter and Full Fiscal Year (FY 2007) Earnings Release Conference Call Not Included in the Press Release

1.	Trade receivables as of September 30, 2007 were approximately $12 million.

2.	Capital expenditures in the fourth quarter of fiscal 2007 were approximately $2.5 million.

3.	Accounts payable and accrued expenses and other current liabilities as of September 30, 2007 were approximately $70 million.